CSFB 2004 [AR-8] - Class [3-A-1]							Short Reset Product

Balance	[Contact Desk]	Delay	0	Formula	MIN(1 * LIBOR_6M	WAC	4.4733	WAM	358
Coupon*	2.37	Dated	8/30/2004	NET	4.114375	WALA	2
Settle	8/31/2004	First Payment	9/25/2004

*  PAYS THE LESSER OF a) 6 MONTH LIBOR PLUS (i) ON OR PRIOR TO THE CALL [0.500]%, OR (ii) AFTER CALL [1.000]%, b) THE GROUP [3] AVAILABLE FUNDS CAP AND [9.375]; PROVIDED HOWEVER THAT THE NEXT PAYMENT COUPON IS NOT GREATER OR LESSER THAN PREVIOUS COUPON BY [1.000]%.

RUN TO 10% CALL

Price	15 CPR - Call (Y)	18 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

99-00	72.2	76.3	79.1	82.1	86.9	95.4	104.5	114.5	124.8	136.6
99-04	69.4	72.9	75.4	78.0	82.2	89.6	97.7	106.3	115.4	125.7
99-08	66.6	69.6	71.8	74.0	77.6	83.9	90.8	98.2	106.0	114.8
99-12	63.8	66.4	68.1	70.0	73.0	78.3	84.0	90.2	96.6	103.9
99-16	61.1	63.1	64.5	66.0	68.3	72.6	77.1	82.1	87.2	93.1
99-20	58.3	59.8	60.9	62.0	63.7	66.9	70.3	74.0	77.9	82.3
99-24	55.5	56.5	57.2	58.0	59.2	61.3	63.5	66.0	68.6	71.5
99-28	52.8	53.3	53.6	54.0	54.6	55.6	56.8	58.0	59.3	60.7
100-00	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
100-04	47.2	46.8	46.4	46.0	45.4	44.4	43.3	42.0	40.7	39.3
100-08	44.5	43.5	42.8	42.1	40.9	38.8	36.5	34.1	31.5	28.6
100-12	41.8	40.3	39.2	38.1	36.3	33.2	29.8	26.1	22.3	17.9
100-16	39.0	37.0	35.6	34.2	31.8	27.6	23.1	18.2	13.1	7.3
100-20	36.3	33.8	32.1	30.2	27.3	22.1	16.4	10.3	3.9	-3.3
100-24	33.6	30.6	28.5	26.3	22.8	16.5	9.7	2.4	-5.2	-13.9
100-28	30.9	27.4	25.0	22.4	18.3	11.0	3.1	-5.5	-14.4	-24.5
101-00	28.2	24.2	21.4	18.5	13.8	5.4	-3.6	-13.3	-23.5	-35.1

Spread @ Center Price	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0	50.0
WAL	5.00	4.17	3.73	3.37	2.90	2.33	1.92	1.62	1.39	1.19
Principal Window	Sep04 - Oct17	Sep04 - Oct15	Sep04 - Sep14	Sep04 - Oct13	Sep04 - Jul12	Sep04 - Jan11	Sep04 - Dec09	Sep04 - Feb09	Sep04 - Jul08	Sep04 - Dec07
Principal # Months	158	134	121	110	95	77	64	54	47	40

LIBOR_6MO	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700
LIBOR_1YR	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838	2.2838
CMT_1YR	1.9817	1.9817	1.9817	1.9817	1.9817	1.9817	1.9817	1.9817	1.9817	1.9817

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

7/14/2004

PRELIMINARY - SUBJECT TO CHANGE